                                                                    Exhibit 4.11
                                                                    ------------

--------------------------------------------------------------------------------

                                WARRANT AGREEMENT

                                      AMONG

                                 CONCENTRA INC.

                                       and

                            the parties named herein

                          Dated as of November 1, 2001

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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

SECTION 1.  Warrant Certificates...............................................1
SECTION 2.  Execution of Warrant Certificates..................................1
SECTION 3.  Registration.......................................................2
SECTION 4.  Registration of Transfers and Exchanges............................2
SECTION 5.  Warrants; Exercise of Warrants.....................................3
SECTION 6.  Payment of Taxes...................................................6
SECTION 7.  Mutilated or Missing Warrant Certificates..........................6
SECTION 8.  Reservation of Warrant Shares......................................6
SECTION 9.  Obtaining Stock Exchange Listings..................................7
SECTION 10. Adjustment of Number of Warrant Shares Issuable....................7
SECTION 11. Fractional Interests..............................................15
SECTION 12. Notices to Warrant Holders........................................15
SECTION 13. Notices to Company and Warrant Holder.............................17
SECTION 14. Supplements and Amendments........................................17
SECTION 15. Successors........................................................17
SECTION 16. Termination.......................................................18
SECTION 17. Governing Law.....................................................18
SECTION 18. Benefits of This Agreement........................................18
SECTION 19. Counterparts......................................................18


                                       i

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            WARRANT AGREEMENT (the "Warrant Agreement" or this "Agreement")
dated as of November 1, 2001 (the "Issue Date") among Concentra Inc., a Delaware corporation (the "Company"), and the other parties hereto (together with their successors and assigns, the "Holders").

                              W I T N E S S E T H:
                              --------------------

            WHEREAS, the Company proposes to issue Warrants, as hereinafter described (the "Warrants"), to purchase an aggregate 771,277 shares of Common Stock (the "Common Stock") of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), under and pursuant to a Securities Purchase Agreement dated as of the date hereof among the Company and the Holders (the "Securities Purchase Agreement").

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            SECTION 1. Warrant Certificates . The certificates evidencing the
                       --------------------
Warrants (the "Warrant Certificates") to be delivered pursuant to the Securities Purchase Agreement and this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

            SECTION 2. Execution of Warrant Certificates . Warrant Certificates
                       ---------------------------------
shall be signed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer or its President or its Chief Operating Officer or its Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

            In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

            SECTION 3. Registration . The Company shall number and register the
                       ------------
Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary. The Company shall act as the registrar for the Warrants.

            (a) Registration of Transfers and Exchanges . The Company shall from
                ---------------------------------------
time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by the Assignment Form on the reverse of the Warrant Certificate, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney together with such legal opinions, certificates or other information required by such Assignment Form. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

            (b) The Holders agree that each Warrant Certificate and any certificate representing the Warrant Shares will bear the following legend (the "Private Placement Legend"):

            "THIS SECURITY (OR ITS PREDECESSOR) (AND, IF SUCH SECURITY EVIDENCES A WARRANT, THE WARRANT SHARES ISSUABLE PURSUANT THERETO) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
                  (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

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                  (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
                  SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

            (c) The Holders agree that each Warrant Certificate issued during the period such Warrants are subject to the restrictions in the Stockholders Agreement of the Company dated as of August 17, 1999 (as amended, the "Stockholders Agreement") shall bear the following legend (the "Stockholders Agreement Legend"):

      "THE SECURITY REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 17, 1999, AS AMENDED, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES."

            (d) Subject to the foregoing provisions, Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Upon any sale or transfer of any Warrant Certificate or Warrant Shares pursuant to an effective registration statement under the Securities Act or satisfying the condition set forth in clause (1)(B) of the above Private Placement Legend, the Company shall permit the Holder thereof to exchange such Warrant Certificate or such Warrant Shares for another Warrant Certificate or certificate evidencing Warrant Shares, as applicable, that does not bear the Private Placement Legend set forth above. At any time after the time that the Warrants are not subject to the restrictions on transfer set forth in the Stockholders Agreement, the Company shall permit the Holder thereof to exchange such Warrant Certificate for another Warrant Certificate that does not bear the Stockholders Agreement Legend. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

            (e) Each Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with each subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company may treat the person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the person entitled to exercise the rights granted under the Warrants, and neither the Company nor any agent thereof shall be affected by any notice to the contrary.

            SECTION 4. Warrants; Exercise of Warrants. Subject to the terms of
                       ------------------------------
this Agreement, each Holder shall have the right, which may be exercised at any time prior to 5:00 p.m., New York City time on November 1, 2011, to receive from the Company the number of fully paid and nonassessable Warrant Shares and any other capital stock of the Company issuable upon exercise of the Warrant as provided for in Section 10(a) ("Additional Warrant Shares") which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on November 1, 2011 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

            A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares and Additional Warrant Shares, if any, in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. In lieu of exercising a Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6), if any, the Holder may, from time to time, convert a Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock (a "Cash-Less Exercise"). The current market price shall be determined pursuant to Section 10(f).

            Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price (if such exercise is not a Cash-Less Exercise) the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within five business days after such receipt) to or upon the written order of the Holder and, subject to Section 4, in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares and Additional Warrant Shares, if any, issuable upon the exercise of such Warrants together with cash as provided in
Section 11; provided, however, that if any consolidation, merger or lease or
            --------  -------
sale of assets is proposed to be effected by the Company as described in subsection (k) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrant Certificates and payment of the Exercise Price as aforesaid (if such exercise is not a Cash-Less Exercise), the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares and Additional Warrant Shares, if any, issuable upon the exercise of such Warrants in the manner described in this sentence together with cash, if any, as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares and Additional Warrant Shares, if any, as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price (if such exercise is not a Cash-Less Exercise).

            Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a

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holder of Common Stock of the Company, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided in Section 10(i), no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

            The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

            All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

            Notwithstanding anything contained herein to the contrary, no Warrant shall be exercisable by any Regulated Warrantholder and no Warrant Shares shall be issued to any Regulated Warrantholder if, after giving effect to such exercise, issuance or action, such Regulated Warrantholder would own more than 4.99% of any class of voting securities of the Company (other than any class of voting securities which is (or is made prior to any such exercise, issuance or action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Warrantholder) or more than 24.99% of the total equity of the Company or more than 24.99% of the total value of all capital stock and subordinated debt of the Company (in each case determined by assuming such Regulated Warrantholder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities). For purposes of this paragraph, "Regulated Warrantholder" shall mean any Holder that (i) is subject to the
------------------------
provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation), (ii) holds Warrants or shares of Common Stock and (iii) has provided written notice of the Company of its status as a "Regulated Stockholder" hereunder.

            SECTION 5. Payment of Taxes. The Company will pay all documentary
                       ----------------
stamp taxes attributable to the initial issuance of Warrant Shares and Additional Warrant Shares, if any, upon the exercise of Warrants; provided,
                                                                  ---------
however, that the Company shall not be required to pay any tax or taxes which
-------
may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares or Additional Warrant Shares, if any, in a name other than that of the registered Holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

            SECTION 6. Mutilated or Missing Warrant Certificates. In case any
                       -----------------------------------------
of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

            SECTION 7. Reservation of Warrant Shares. The Company will at all
                       -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or other capital stock of the class with respect to Additional Warrant Shares, if any, or its authorized and issued Common Stock or other capital stock of the class with respect to Additional Warrant Shares, if any, held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares and Additional Warrant Shares, if any, upon exercise of Warrants, the maximum number of shares of Common Stock and other capital stock with respect to Additional Warrant Shares, if any, which may then be deliverable upon the exercise of all outstanding Warrants.

            The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 12 hereof.

            Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

            The Company represents and warrants that the initial Warrant Shares issuable upon conversion of Warrants have been duly authorized and covenants that all Warrant Shares and Additional Warrant Shares, if any, which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights (other than as set forth in the

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Stockholders Agreement) and, subject to Section 6, free from all taxes, liens, charges and security interests with respect to the issue thereof.

            SECTION 8. Obtaining Stock Exchange Listings. The Company will from
                       ---------------------------------
time to time take all action which may be necessary so that the Warrant Shares and the Additional Warrant Shares, if any, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock or the Additional Warrant Shares, if any, as the case may be, are then listed.

            SECTION 9. Adjustment of Number of Warrant Shares Issuable. The
                       -----------------------------------------------
number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

      (a) Adjustment for Change in Capital Stock.
          --------------------------------------

            If the Company:

      (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

      (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

      (3) combines its outstanding shares of Common Stock into a smaller number of shares;

      (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

      (5) issues by reclassification of its Common Stock any shares of its capital stock; then the number and kind of shares of its capital stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the exercise privilege of each


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class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

            Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) Adjustment for Rights Issue.
                ----------------------------

            If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) at a price per share less than the current market price per share on that record date, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                 N' = N x   (O + A)
                         ----------------
                            (O + (A x P))
                                      -
                                      M

where:

            N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

      N  =  the current number of Warrant Shares issuable upon exercise of one
            Warrant.

      O  =  the number of shares of Common Stock outstanding on the record date.

      A = the number of additional shares of Common Stock offered pursuant to such rights issuance.

      P  =  the offering price per share of the additional shares.

      M = the current market price per share of Common Stock on the record date.

            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of Warrant Shares issuable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the shares represented by "A" in the above formula had been the number of shares actually issued.

            (c) Adjustment for Other Distributions.
               ------------------------------------

            If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, or any rights or warrants to purchase debt securities, assets or other securities of the Company, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                       N' = N x  M
                                 ---
                                 M-F

where:

            N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

            N = the current number of Warrant Shares issuable upon exercise of one Warrant.

            M = the current market price per share of Common Stock on the record date mentioned below.

            F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value in good faith.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

            No adjustment shall be made pursuant to this subsection (c) if the fair market value on the applicable record date of the assets, securities, rights or warrants applicable to one share of Common Stock is equal to or greater than the current market price per share of Common Stock on such record date.

            This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.

            (d) Adjustment for Common Stock Issue.
                ----------------------------------

            If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with the formula:

                       N' = N x  A
                                 ---

                                O + P
                                    -
                                    M

where:

      N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

      N = the then current number of Warrant Shares issuable upon exercise of one Warrant.

      O = the number of shares outstanding immediately prior to the issuance of such additional shares.

      P = the aggregate consideration received for the issuance of such additional shares.

      M = the current market price per share on the date of sale of such additional shares.

      A = the number of shares outstanding immediately after the issuance of such additional shares.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            This subsection (d) does not apply to:

      (1) any of the transactions described in subsections (b) and (c) of this
      Section 10,

      (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

      (3) Common Stock issued upon the exercise of warrants and stock options outstanding on the Issue Date, or

      (4) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

      (e) Adjustment for Convertible Securities Issue.
          --------------------------------------------

            If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of Warrant Shares issuable upon exercise of one Warrant shall be adjusted in accordance with this formula:

                       N' = N  x  O + D
                                  -----

                                  O + P
                                      -
                                      M

where:

      N' = the adjusted number of Warrant Shares issuable upon exercise of one Warrant.

      N = the then current number of Warrant Shares issuable upon exercise of one Warrant.

      O = the number of shares outstanding immediately prior to the issuance of such securities.

      P = the aggregate consideration received for the issuance of such securities.

      M = the current market price per share on the date of sale of such securities.

      D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of Warrant Shares issuable upon exercise of one Warrant shall promptly be readjusted to the number of Warrant Shares issuable upon exercise of one Warrant which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

            This subsection (e) does not apply to convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

            (f) Current Market Price.
                ---------------------

            In Sections 5 and 11 and in subsections (b), (c), (d) and (e) of this Section 10 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of such quotations, the Board of Directors of the Company shall determine the current market price (i) based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the three months preceding such date or (ii) if no such transaction shall have occurred on such date or within such three-month period, the value of the security determined in good faith by (A) the Board of Directors of the Company, which determination shall be described in a Board resolution or (B) by an independent nationally recognized investment banking firm or appraisal firm.

            (g) Consideration Received.
                -----------------------

            For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

      (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

      (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, absent manifest error, and described in a Board resolution;

      (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

            (h) When De Minimis Adjustment May Be Deferred.
                ------------------------------------------

            No adjustment in the number of Warrant Shares issuable upon exercise of one Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon exercise of one Warrant. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

            All calculations under this Section shall be made to the nearest 1/100th of a share.

            (i) When No Adjustment Required.
                ---------------------------

            No adjustment need be made for a transaction referred to in Section 10(a), (b), (c), (d) or (e), if Holders are to participate (without being required to exercise their Warrants) in the transaction on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which Holders of Common Stock participate in the transaction.

            No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

            No adjustment need be made for a change in the par value or no par value of the Common Stock.

            To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            (j) Notice of Adjustment.
                --------------------

            Whenever the number of Warrant Shares issuable upon exercise of one Warrant is adjusted, the Company shall provide the notices required by Section 12 hereof.

            (k) Reorganization of Company.
                --------------------------

            If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to Holders a notice describing the supplemental Warrant Agreement as soon as reasonably practicable after the execution of any such supplemental Warrant Agreement.

            If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

            If this subsection (k) applies, subsections (a), (b), (c), (d) and
(e) of this Section 10 do not apply.

            (l) Company Determination Final.
                ---------------------------

            Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Section 10 which is made in good faith shall be conclusive absent manifest error.

            (m) When Issuance or Payment May Be Deferred.
                ----------------------------------------

            In any case in which this Section 10 shall require that an adjustment in the number of Warrant Shares issuable upon exercise of one Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the current number of Warrant Shares issuable upon exercise of one Warrant and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the
                                                   --------- -------
Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

            (n) Adjustment in Exercise Price.
                ----------------------------

            Upon each adjustment of the number of Warrant Shares pursuant to this Section 10, the Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of Warrant Shares shall thereafter be adjusted to the Exercise Price (calculated to the nearest hundredth of one cent) obtained from the following formula:

                       E'= E x N
                               --
                               N'

where:

      E' =  the adjusted Exercise Price.

      E  =  the Exercise Price prior to adjustment.

      N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant.

      N = the number or Warrant Shares previously issuable upon exercise of a Warrant prior to adjustment.

            (o) Form of Warrants.
                -----------------

            Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            SECTION 10. Fractional Interests. Any one Warrant may be exercised
                        --------------------
only in full and not in part. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so requested to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference between the current market price of a share of Common Stock and the Exercise Price.

            SECTION 11. Notices to Warrant Holders. Upon any adjustment of the
                        --------------------------
Exercise Price or the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate which includes the report of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and the number of Warrant Shares issuable upon exercise of one Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein absent manifest error, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

            In case:

      (a) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

      (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

      (c) the Company proposes to take any action which would require an adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 10;

then the Company shall cause to be given to each of the registered Holders of the Warrant Certificates at his or her address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

            Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

            SECTION 12. Notices to Company and Warrant Holder. Any notice or
                        -------------------------------------
demand authorized by this Agreement to be given or made by the registered Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Holders are otherwise notified in accordance with this Section by the Company), as follows:

                         Concentra Inc.
                         5080 Spectrum Drive
                         Suite 400 West Tower
                         Addison, Texas 75001
                         Attention: General Counsel
                         Facsimile: (972) 364-8043

            Any notice pursuant to this Agreement to be given by the Company to the registered Holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such Holder) to such Holder at the address appearing on the Warrant register of the Company.

            SECTION 13. Supplements and Amendments. The Company may from time
                        --------------------------
to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrant Certificates or discriminate against any Holder of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of registered Holders of two-thirds of the then outstanding Warrant Shares issued or issuable upon exercise of the Warrants (excluding Warrant Shares held by the Company or any of its Affiliates). The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the number of Warrant Shares purchasable upon exercise of Warrants would be decreased or the Exercise Price increased (other than in accordance with Section 10 or 11 hereof).

            SECTION 14. Successors. All the covenants and provisions of this
                        ----------
Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

            SECTION 15. Termination. This Agreement (except for the
                        -----------
restrictions on transfer of Warrant Shares specified in Section 4) shall terminate at 5:00 p.m., New York City time on November 1, 2011.

            SECTION 16. Governing Law. THIS AGREEMENT AND EACH WARRANT
                        -------------
CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

            SECTION 17. Benefits of This Agreement. Nothing in this Agreement
                        --------------------------
shall be construed to give to any person or corporation other than the Company and the registered Holders of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered Holders of the Warrant Certificates and the Warrant Shares.

            SECTION 18. Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      CONCENTRA INC.


                                      By: /s/ Richard A. Parr II
                                        ----------------------------------------
                                        Name: Richard A. Parr II
                                        Title: Executive Vice President,
                                               General Counsel and Secretary

                                    WELSH, CARSON, ANDERSON & STOWE
                                      VIII, L.P.


                                    By: WCAS VIII Associates, L.L.C.,
                                        General Partner

                                    By:          /s/ Jonathan M. Rather
                                       -----------------------------------------
                                           Managing Member


                                    WCAS HEALTHCARE PARTNERS, L.P.
                                    By: WCAS HC Partners, General Partner

                                    By:          /s/ Jonathan M. Rather
                                       -----------------------------------------
                                           General Partner

                                    Patrick J. Welsh
                                    Russell L. Carson
                                    Bruce K. Anderson
                                    Andrew M. Paul
                                    Thomas E. McInerney
                                    Robert A. Minicucci
                                    Anthony J. deNicola
                                    Paul B. Queally
                                    Lawrence B. Sorrel
                                    D. Scott Mackesy
                                    Priscilla A. Newman
                                    Laura M. VanBuren
                                    Sean M. Traynor
                                    John Almedia, Jr.
                                    Jonathan M. Rather

                                    By:          /s/ Jonathan M. Rather
                                       -----------------------------------------
                                           Jonathan M. Rather, Individually and
                                           as Attorney-in-Fact

                                          WCAS MANAGEMENT CORP.


                                          By:___________________________________
                                               Name:
                                               Title:

                                        J.P. MORGAN DIRECT CORPORATE FINANCE
                                          INSTITUTIONAL INVESTORS LLC

                                        By:___________________________________
                                           Name:
                                           Title:


                                        J.P. MORGAN DIRECT CORPORATE FINANCE
                                          PRIVATE INVESTORS LLC

                                        By:___________________________________
                                           Name:
                                           Title:


                                        522 FIFTH AVENUE FUND, L.P.

                                        By:___________________________________
                                           Name:
                                           Title:

                                        CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT
                                          SYSTEM


                                        By:_____________________________________
                                             Name:
                                             Title:


                                        CMS PEP XIV CO-INVESTMENT SUBPARTNERSHIP


                                        By:___________________________________
                                                    Richard A. Mitchell
                                                    Authorized Representative

                                          EURAZEO


                                          By:___________________________________
                                             Name:
                                             Title:

                                             DB CAPITAL INVESTORS, L.P.

                                             By:   DB Capital Partners, L.P.,
                                                   its General Partner

                                             By:   DB Capital Partners, Inc.,
                                                   its General Partner


                                             By:________________________________
                                                   Name:
                                                   Title:

                   GS PRIVATE EQUITY PARTNERS II, L.P.

                   By:  GS PEP II Advisors, L.L.C., its General Partner

                   By:  GSAM Gen-Par, L.L.C., its Managing Member

                   By:__________________________________________________________
                        Name:
                        Title:


                   GS PRIVATE EQUITY PARTNERS II OFFSHORE, L.P.

                   By:  GS PEP II Offshore Advisors, Inc., its General
                        Partner

                   By:__________________________________________________________
                        Name:
                        Title:


                   GS PRIVATE EQUITY PARTNERS II - DIRECT INVESTMENT FUND, L.P.

                   By: GS PEP II Direct Investment Advisors, L.L.C., its General Partner

                   By:  GSAM Gen-Par, L.L.C., its Managing Member

                   By:__________________________________________________________
                        Name:
                        Title:

                        GS PRIVATE EQUITY PARTNERS III, L.P.

                        By:  GS PEP III Advisors, L.L.C., its General Partner

                        By:  GSAM Gen-Par, L.L.C., its Managing Partner

                        By:_____________________________________________________
                             Name:
                             Title:


                        GS PRIVATE EQUITY PARTNERS III OFFSHORE, L.P.

                        By: GS PEP III Offshore Advisors, Inc., its General Partner

                        By:_____________________________________________________
                             Name:
                             Title:


                        NBK/GS PRIVATE EQUITY PARTNERS, L.P.

                        By:  GS PEP Offshore Advisors (NBK), Inc. General
                        Partner

                        By:_____________________________________________________
                             Name:
                             Title:

                                HAMILTON LANE PRIVATE EQUITY PARTNERS,
                                  L.P.

                                By:  HLSP Investment Management, LLC,
                                     its General Partner

                                By:  ___________________________________________
                                           Mario L. Giannini
                                           Managing Member

                                HAMILTON LANE PRIVATE EQUITY FUND, PLC

                                By:  ___________________________________________
                                           Mario L. Giannini, Director

                                By:  ___________________________________________
                                           Leslie Brun, Director

                                      NASSAU CAPITAL PARTNERS IV L.P.

                                      By:_____________________________________
                                            Name:
                                            Title:

                                      NAS PARTNERS LLC

                                      By:_____________________________________
                                            Name:
                                            Title:


                                 A.S.F. CO-INVESTMENT PARTNERS, L.P.
                                 By: PAF 10/98, LLC
                                     By: Old Kings I, LLC, as Managing Member


                                 By:_________________________________________
                                      Name:
                                      Title:


                                 NEW YORK LIFE CAPITAL PARTNERS, L.P.

                                 By: NYLCAP Manager LLC, its Investment Manager


                                 By:___________________________________________
                                      Name:
                                      Title:


                                 FERRER FREEMAN THOMPSON & CO., LLC

                                 on behalf of FFT PARTNERS II, L.P.
                                 and as its General Partner


                                 By:___________________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]
                                     [Face]

            "THIS SECURITY (OR ITS PREDECESSOR)(AND THE WARRANT SHARES ISSUABLE PURSUANT THERETO) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
                  (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                  (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 17, 1999, AS AMENDED, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON NOVEMBER 1, 2011.

No.                                                                ____ Warrants

                               Warrant Certificate
                                 Concentra Inc.

            This Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of [_________] Warrants expiring November 1, 2011 (the "Warrants") to purchase Common Stock, $.01 par value (the "Common Stock"), of Concentra Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on November 1, 2011, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price (the "Exercise Price") of $.01 for each Warrant Share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. In lieu of exercising this Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of Warrant Shares determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement.

            The number of Warrant Shares and Additional Warrant Shares, if any, issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            No Warrant may be exercised after 5:00 p.m., New York City Time on November 1, 2011, and to the extent not exercised by such time such Warrants shall become void.

            Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, Concentra Inc. has caused this Warrant Certificate to be signed by the appropriate officers, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                               CONCENTRA INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:


                                               By:_____________________________
                                                  Name:
                                                  Title:

                          [Form of Warrant Certificate]
                                    [Reverse]

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring November 1, 2011, entitling the holder on exercise to receive shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of November 1, 2001 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

            Subject to the terms of the Warrant Agreement, Warrants may be exercised at any time and from time to time until 5:00 p.m., New York City time, on November 1, 2011. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In lieu of exercising this Warrant by paying in full the Exercise Price plus transfer taxes (if applicable pursuant to Section 6 of the Warrant Agreement), if any, the Warrant holder may, from time to time, convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of Warrant Shares represented by the Warrants converted, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock. The current market price shall be determined pursuant to Section 10(f) of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

            The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of one Warrant set forth on the face hereof and the Exercise Price of a Warrant may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in a Registration Rights Agreement dated as of August 17, 1999 among the Company and the Holders, as amended.

            Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant

Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entities any holder hereof to any rights of a stockholder of the Company.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Warrant, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Warrant to:

________________________________________________________________

________________________________________________________________

________________________________________________________________
       (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                       ,
agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

Date:                                Signed:
                                     (Signed exactly as your name appears on the other side of this Warrant)

Signature Guarantee: ____________________________

The undersigned confirms that this Warrant is being transferred:

                                   [Check One]
                                    ---------

(1) __      to the Company or a subsidiary thereof;

(2) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act;

(3) __ pursuant to another available exemption from the registration requirements of the Securities Act; or

(4) __      pursuant to an effective registration statement under the Securities
            Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided that if box (3) is checked, the Company
                               --------
may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Warrant in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date:                                Signed:
                                     (Signed exactly as your name appears on the other side of this Warrant)

Signature Guarantee:

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

                  The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Warrant Certificate, to ____ receive shares of Common Stock and herewith (check item)

                        (i) tenders payment for such shares to the order of
                  Concentra Inc. in the amount of $____ in accordance with the terms hereof; or

                        (ii) converts this Warrant, in whole or in part, into a
                  number of shares of Common Stock determined by dividing (a) the aggregate current market price of the number of shares of Common Stock represented by this Warrant, minus the aggregate Exercise Price for such shares of Common Stock, minus transfer taxes, if any, by (b) the current market price of one share of Common Stock.

                  The undersigned requests that a certificate for such shares be registered in the name of __________, whose address is ________ , and that such shares be delivered to ___________, whose address is ___________.

                  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________,whose address is __________________, and that such Warrant Certificate be delivered to, whose address is ________________________.

                                                  Signature:

                                                  Date:

                                            Signature Guaranteed: